Exhibit 10.1

independent CONTRACTOR Agreement

This Independent Contractor Agreement (the “Agreement”) effective on the 7th day of April, 2021, ending on the 31st day of March, 2023, (the “Effective Date”), is entered into, by, and between Global Tech Industries Group, Inc. (hereafter the “Company”), a corporation organized under the laws of the State of Nevada, having its offices at 511 Avenue of the Americas, Suite 800, New York, New York, 10011, and          Ronald Cavalier        , an individual having a primary residence at                             Weston, CT 06854 hereafter the “Contractor”). The entities and or individuals entering into this agreement may be referred to individually as a “Party” or collectively as the “Parties”.

WHEREAS, Company desires to engage a competent and capable art market research specialist; and

WHEREAS, Contractor is a knowledgeable and competent market research specialist; and

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	SERVICES. The Contractor, using its best efforts, shall provide Company with those services customarily provided by contractors in the applicable industry.

a.	Services. The Services shall include, but not be limited to:

i.	market research in the field of fine arts performed in a workmanlike manner consistent with applicable industry standards, and undertaken via traditional means, including internet, telephonic and/or in person research, as needed.

ii.	research and tokenization of non-fungible assets, including but not limited to fine art.

b.	Additional Services. Any broadening of the Services contained in section a., above, shall be evidenced by a written agreement between the Parties.

2.	CONTRACTORS’ COMPENSATION. Company shall compensate Contractor as follows:

a.	Common Shares. Company agrees to issue to Contractor 200,000 common shares of the Company (the “Shares”), which Shares may be subject to certain restrictions, payable in 8 equal installments, with each installment to be issued by the end of each quarter during the Term of this Agreement, in book entry form.

i.	Any share issuance made after the end of the quarter in which it was earned shall be marked with a “tacking date”, pursuant to Rule 144 of the Securities Act of 1933, of no later than the last day of the quarter in which it was earned.

b.	Reimbursement of Expenses. Contractor will be reimbursed only for those costs and expenses incurred in the performance of the Services that were previously authorized in writing by the Company.

c.	Additional Documentation. Contractor agrees to review and execute, upon Company’s request, any further or other documents that the Company may, in its discretion, deem necessary to affirm that the issuance of the shares pursuant to this Agreement were in full satisfaction of all Services performed during the applicable quarter, and that no other sums, billed or unbilled, are owed to Contractor.

3.	TERM. The term of this Agreement shall be from the Effective Date and until March 31, 2023. This Agreement will terminate if either Party materially fail to perform its obligations herein, enter into bankruptcy, or fail to comply with the Confidentiality provisions set forth herein.

a.	The provisions contained in sections 8, and 9 through 20 shall survive termination of this Agreement.

4.	PERSONAL NATURE OF AGREEMENT. Contractor acknowledges that the rights, duties, and sums payable pursuant to this Agreement are personal to Ronald Cavalier, and Ronald Cavalier may not assign and/or sublicense this Agreement or its rights or obligations hereunder to any other party without the written consent of Company.

5.	CONFLICTS OF INTEREST. Both Parties shall use their best efforts to identify, and provide notice to the other Party, of any potential or actual conflicts of interest between Company, Contractor, and any third-party. Contractor hereby agrees to cancel, rescind, or otherwise terminate any agreement with any third-party that the Company believes, in its discretion, is averse to Company’s interests.

6.	STATUS. Contractor is an independent contractor only. Neither party is an employee, agent, partner, director, officer, joint-venturer or representative of the other Party. No provisions herein shall be construed as providing authority to bind either Party to any third-party agreements, nor shall any provision herein be construed as creating or conferring rights as an intended or incidental third-party beneficiary in any party, individual, or entity.

7.	TAXES. Each Party shall retain its own responsibility for reporting and paying any and all applicable Federal, State, or local taxes that may arise as a result of this Agreement. Contractor agrees to provide to Company that information necessary for Company to comply with applicable tax reporting requirements.

8.	CONFIDENTIALITY. Except as required by a court order or by law elsewhere, each Party agrees to treat any non-public and proprietary information it may become privy to as a result of this Agreement as confidential and to take all reasonable precautions against disclosure of such information to unauthorized third-parties during and after the term of this Agreement.

9.	INDEMNIFICATION. Both Parties agree to indemnify, defend, and hold harmless the other Party, its respective officers, directors, employees, agents, representatives, or successors and assigns from any claim or liability arising out of, or in any way relating to this Agreement, including actions taken or fines levied by any regulatory agency or body of the United States or of any State.

10.	NOTICE. Any notice or communication required or permitted under this Agreement will be sufficiently given if delivered in person, by certified mail, return receipt requested or by email. The email address for GTII is david@gtii-us.com. The email address for Contractor is rjcjr58p@gmail.com.

11.	ASSIGNMENT. This Agreement may not be assignable by either Party without the prior written consent of the other party. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

12.	FORCE MAJEURE. If performance of this Agreement or any obligation under this Agreement is prevented, restricted, or interfered with by causes beyond either Party’s reasonable control (“Force Majeure”), and if the Party unable to carry out its obligations provides the other Party prompt written notice of such event, then the obligations of the party invoking this provision will be suspended to the extent necessary by such event. The term Force Majeure will include, without limitation:

a.	Acts of God, fire, explosion, vandalism, storm or other similar occurrence, orders or acts of military or civil authority, or by national emergencies, insurrections, riots, or wars, or strikes, lock-outs, or work stoppages.

13.	ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties, and there are no other promises or conditions in any other agreement whether oral or written.

14.	AMENDMENTS. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

15.	SEVERABILITY. If a Court finds that any provision of this Agreement is invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.

16.	APPLICABLE LAW. The laws of the State of New York shall govern, construe and enforce all of the rights and duties of the parties arising from, or relating in any way to, the subject matter of this Agreement. The Parties submit to the exclusive personal jurisdiction of the State of New York, and further agree that any action brought to enforce any portion of this agreement, or rights arising thereunder, will be brought in a New York State court or a federal court which sits in the State of New York.

17.	WAIVER OF RIGHT. The failure of either Party to enforce any provision of this Agreement will not be construed as a waiver or limitation of that Party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

18.	HEADINGS. Headings are used for reference only and carry no legal significance.

19.	REPRESENTATIONS. If applicable, each party represents and warrants that: (a) it is duly organized, validly existing and in good standing under the laws of the State where organized; (b) it has all requisite power and authority to own and operate its assets and carry on its business; (c) it is duly qualified to transact business and is in good standing in each jurisdiction in which the obligations under this Agreement are to be performed; (d) this Agreement is valid and binding obligation of each party, enforceable in accordance with its terms; and (e) entering into this Agreement will not violate any other agreements or obligations owed to any third-party.

20.	AUTHORIZED SIGNATORIES. It is agreed and warranted by the Parties that the individuals singing this Agreement on behalf of themselves or the respective Parties are authorized to execute such an agreement.

21.	COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.

SIGNATURE PAGE TO FOLLOW

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Parties hereunder have caused this Agreement to be executed as of the Effective Date, above.

On behalf of:

Global Tech Industries Group, Inc.		Ronald Cavalier

/s/ David Reichman		/s/ Ronald Cavalier

Name:	David Reichman	Name:	Ronald Cavalier

Title:	Chairman of the Board

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